CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-14 of SCM Trust and to the use of our report dated March 2, 2020 on the financial statements and financial highlights of Shelton International Select Equity Fund, a series of SCM Trust. Such financial statements and financial highlights appear in the 2019 Annual Report to Shareholders which are incorporated by reference in the Registration Statement and Prospectus.

/s/ Tait, Weller & Baker LLP

Philadelphia, Pennsylvania

April 24, 2020